                                CREDIT AGREEMENT



                          Dated as of December 16, 1998


                                      Among

                        BUCKEYE PIPE LINE COMPANY, L.P.,
                                  as Borrower,

                             BUCKEYE PARTNERS, L.P.,
                                  as Guarantor,

                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent,


                       THE FIRST NATIONAL BANK OF CHICAGO,
                             as Documentation Agent

                                       and

                          THE LENDERS SIGNATORY HERETO

                     $100,000,000 REVOLVING CREDIT FACILITY



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                                TABLE OF CONTENTS

                                    ARTICLE I

                       Definitions and Accounting Matters
                                                                         Page
                                                                         ----
Section 1.01  Terms Defined Above............................................1
Section 1.02  Certain Defined Terms..........................................1
Section 1.03  Accounting Terms and Determinations...........................16

                                   ARTICLE II

                                   Commitments


Section 2.01  Loans and Letters of Credit...................................17
Section 2.02  Borrowings, Continuations and Conversions of
              Revolving Credit Loans; Letters of Credit.....................18
Section 2.03  Changes of Commitments........................................20
Section 2.04  Fees..........................................................21
Section 2.05  Several Obligations...........................................22
Section 2.06  Notes.........................................................22
Section 2.07  Prepayments...................................................23
Section 2.08  Assumption of Risks...........................................23
Section 2.09  Obligation to Reimburse and to Prepay.........................24
Section 2.10  Lending Offices...............................................25

                 ARTICLE III Payments of Principal and Interest


Section 3.01  Repayment of Loans............................................26
Section 3.02  Interest......................................................26

                                   ARTICLE IV

                Payments; Pro Rata Treatment; Computations; Etc.


Section 4.01  Payments......................................................27
Section 4.02  Pro Rata Treatment............................................27
Section 4.03  Computations..................................................27

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Section 4.04  Non-receipt of Funds by the Agent.............................28
Section 4.05  Set-off, Sharing of Payments, Etc.............................28
Section 4.06  Taxes.........................................................29

                                    ARTICLE V

                                Capital Adequacy


Section 5.01  Additional Costs..............................................32
Section 5.02  Limitation on LIBOR Loans.....................................33
Section 5.03  Illegality....................................................34
Section 5.04  Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03......34
Section 5.05  Compensation..................................................34
Section 5.06  Replacement Lenders...........................................35

                                   ARTICLE VI

                              Conditions Precedent


Section 6.01  Initial Funding...............................................36
Section 6.02  Initial and Subsequent Loans and Letters of Credit............37
Section 6.03  Conditions Precedent for the Benefit of Lenders...............38
Section 6.04  No Waiver.....................................................38

                                   ARTICLE VII

                         Representations and Warranties


Section 7.01  Existence.....................................................38
Section 7.02  Financial Condition...........................................38
Section 7.03  Litigation....................................................39
Section 7.04  No Breach.....................................................39
Section 7.05  Authority.....................................................39
Section 7.06  Approvals.....................................................39
Section 7.07  Use of Loans..................................................40
Section 7.08  ERISA.........................................................40
Section 7.09  Taxes.........................................................41
Section 7.10  Titles, etc...................................................41
Section 7.11  No Material Misstatements.....................................42
Section 7.12  Investment Company Act........................................42
Section 7.13  Public Utility Holding Company Act............................42

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Section 7.14  Subsidiaries..................................................42
Section 7.15  Location of Business and Offices..............................42
Section 7.16  Defaults......................................................42
Section 7.17  Environmental Matters.........................................42
Section 7.18  Compliance with the Law.......................................43
Section 7.19  Insurance.....................................................44
Section 7.20  Material Agreements...........................................44
Section 7.21  Partnership Agreement.........................................44
Section 7.22  Ownership of Parties..........................................44

                                  ARTICLE VIII

                              Affirmative Covenants


Section 8.01  Reporting Requirements........................................45
Section 8.02  Litigation....................................................46
Section 8.03  Maintenance, Etc..............................................47
Section 8.04  Environmental Matters.........................................47
Section 8.05  Further Assurances............................................48
Section 8.06  Performance of Obligations....................................48
Section 8.07  ERISA Information and Compliance..............................48
Section 8.08  Year 2000 Compatibility.......................................49

                                   ARTICLE IX

                               Negative Covenants


Section 9.01  Debt..........................................................49
Section 9.02  Liens.........................................................50
Section 9.03  Investments, Loans and Advances...............................50
Section 9.04  Distributions and Redemptions.................................51
Section 9.05  Sales and Leasebacks..........................................51
Section 9.06  Nature of Business............................................52
Section 9.07  Limitation on Leases..........................................52
Section 9.08  Mergers, Etc..................................................52
Section 9.09  Proceeds of Notes; Letters of Credit..........................52
Section 9.10  ERISA Compliance..............................................52
Section 9.11  Sale or Discount of Receivables...............................54
Section 9.12  Funded Debt Ratio.............................................54
Section 9.13  Fixed Charge Coverage Ratio...................................54
Section 9.14  Sale of Properties............................................54
Section 9.15  Environmental Matters.........................................54
Section 9.16  Transactions with Affiliates..................................54
Section 9.17  Partnership Agreements........................................54
Section 9.18  Senior Notes..................................................55

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                                    ARTICLE X

                           Events of Default; Remedies


Section 10.01  Events of Default............................................55
Section 10.02  Remedies.....................................................57

                                   ARTICLE XI

                                    The Agent


Section 11.01  Appointment, Powers and Immunities...........................57
Section 11.02  Reliance by Agent............................................58
Section 11.03  Defaults.....................................................58
Section 11.04  Rights as a Lender...........................................58
Section 11.05  INDEMNIFICATION..............................................59
Section 11.06  Non-Reliance on Agent and other Lenders......................59
Section 11.07  Action by Agent..............................................59
Section 11.08  Resignation or Removal of Agent..............................60

                                   ARTICLE XII

                                  Miscellaneous


Section 12.01  Waiver.......................................................60
Section 12.02  Notices......................................................60
Section 12.03  Payment of Expenses, Indemnities, etc........................61
Section 12.04  Amendments, Etc..............................................63
Section 12.05  Successors and Assigns.......................................63
Section 12.06  Assignments and Participations...............................63
Section 12.07  Invalidity...................................................65
Section 12.08  Counterparts.................................................65
Section 12.09  References...................................................65
Section 12.10  Survival.....................................................65
Section 12.11  Captions.....................................................65
Section 12.12  NO ORAL AGREEMENTS...........................................66
Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION....................66
Section 12.14  Interest.....................................................67
Section 12.15  Confidentiality..............................................68
Section 12.16  EXCULPATION PROVISIONS.......................................68

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ANNEXES, EXHIBITS AND SCHEDULES

Annex I       - List of Percentage Shares and Revolving Credit Commitments

Exhibit A-1   - Form of Revolving Credit Note
Exhibit A-2   - Form of Swing Line Note
Exhibit B     - Form of Borrowing, Continuation and Conversion Request
Exhibit C     - Form of Compliance Certificate
Exhibit D     - Form of Assignment Agreement
Exhibit E     - Unrestricted Subsidiaries designated on the Closing Date

Schedule 7.02 - Liabilities
Schedule 7.03 - Litigation
Schedule 7.10 - Titles, etc.
Schedule 7.14 - Subsidiaries and Partnerships
Schedule 7.17 - Environmental Matters
Schedule 7.21 - Material Agreements
Schedule 9.01 - Debt
Schedule 9.02 - Liens
Schedule 9.03 - Investments, Loans and Advances

         THIS CREDIT AGREEMENT dated as of December 16, 1998 is among: BUCKEYE PIPE LINE COMPANY, L.P., a limited partnership formed under the laws of the State of Delaware (the "Borrower"); BUCKEYE PARTNERS, L.P., a limited partnership formed under the laws of the State of Delaware ("Buckeye Partners"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); FIRST UNION NATIONAL BANK, a national banking association (in its individual capacity, "First Union"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"); and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as documentation agent.

                                 R E C I T A L S

         A. The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower; and

         B. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

         C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                                    ARTICLE I

                       Definitions and Accounting Matters

         Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Agent," "Borrower," "Buckeye Partners," "Lender," "Lenders," and "First Union" shall have the meanings indicated above.

         Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have equivalent meanings when used in the plural and vice versa):

         "Additional Costs" shall have the meaning assigned such term in Section 5.01(a).

         "Affected Loans" shall have the meaning assigned such term in Section 5.04.

         "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

         "Agreement" shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.

         "Aggregate Revolving Credit Commitments" at any time shall equal the sum of the Revolving Credit Commitments of the Lenders ($100,000,000), as the same may be reduced pursuant to Section 2.03(a).

         "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" shall mean for each period identified below the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Funded Debt Ratio, for the four quarterly periods ending on and determined as of the immediately preceding Quarterly Date:

--------------------------------------------------------------------------------
       Funded Debt Ratio                  Base Rate Loan           LIBOR Loan
--------------------------------------------------------------------------------
Greater than or equal to 4.5:1.0             0.000%                  1.000%
--------------------------------------------------------------------------------
Less than 4.5:1.0, but greater               0.000%                  0.775%
than or equal to 4.0:1.0
--------------------------------------------------------------------------------
Less than 4.0:1.0, but greater               0.000%                  0.525%
than or equal to 3.5:1.0
--------------------------------------------------------------------------------
Less than 3.5:1.0, but greater               0.000%                  0.400%
than or equal to 3.0:1.0
--------------------------------------------------------------------------------
Less than 3.0:1.0, but greater               0.000%                  0.325%
than or equal to 2.5:1.0
--------------------------------------------------------------------------------
Less than 2.5:1.0                            0.000%                  0.250%
--------------------------------------------------------------------------------

The Applicable Margin shall be established following each Quarterly Date (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the information and computations set forth in the Compliance Certificate furnished to the Agent pursuant to Section 8.01, subject to review and approval of such computations by the Agent. Each change in the Applicable Margin shall be effective as of the fifth Business Day following the date such Compliance Certificate and related financial statements are received (including, without limitation, in respect of LIBOR Loans then outstanding notwithstanding that such change occurs during an Interest Period), and shall remain in effect until the date that is the fifth

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Business Day following the first to occur of the date on which a new Compliance
Certificate (i) is delivered for which a change in the Applicable Margin occurs or (ii) is required to be delivered; provided, however; if the Borrower shall fail to deliver any required Compliance Certificate within the time period required by Section 8.01, then, five Business Days after delivery of notice to the Borrower by the Agent of non-receipt of such Compliance Certificate, the Applicable Margin shall be the highest percentage amount stated for each Type of Loan as set forth in the above table until the appropriate Compliance Certificate is so delivered. From the Closing Date to the first Determination Date, the Applicable Margin for LIBOR Loans shall be 0.325%.

         "Assignment" shall have the meaning assigned such term in Section 12.06(b).

         "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or
(ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

         "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

         "BMC" shall mean Buckeye Management Company, a Delaware corporation.

         "Borrower Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Buckeye Pipe Line Company, L.P., dated as of December 23, 1986, as amended from time to time.

         "Buckeye Partners Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Buckeye Partners dated as of July 17, 1998, as amended from time to time.

         "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in New York and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Change of Control" shall mean either (i) a change resulting when any Unrelated Person or any Unrelated Persons acting together which would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of BMC, (ii) BMC or a wholly-owned Subsidiary of BMC shall cease to own 100% of the general partnership interest of Buckeye Partners, (iii) BMC shall cease to own 100% of the outstanding stock of Buckeye Pipe Line Company on a fully diluted basis, or
(iv) Buckeye Pipe Line Company shall cease to own 100% of the general partnership interest of the Borrower. As used herein (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, (a) a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "Unrelated Person" means at any time any Person other than (A) Glenmoor, Ltd. and the stockholders thereof as of the date hereof, (B) their respective spouses, lineal descendants, and spouses of their lineal descendants, (C) the estates of the Persons described in clauses (A) and
(B), and (D) trusts established solely for the benefit of any Person or Persons described in clauses (A) and (B); and (d) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Closing Date" shall mean December 16, 1998.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "Commitment" shall mean, for any Lender, its obligation to make Revolving Credit Loans and to participate in Swing Line Loans as provided in
Section 2.01(b) and Letters of Credit as provided in Section 2.01(c), up to such Lender's Revolving Credit Commitment.

         "Compliance Certificate" shall mean a certificate from the Borrower or Buckeye Partners substantially in the form of Exhibit C.

         "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any other Person in which such Person or any of its Consolidated Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to such Person or to a Consolidated Subsidiary of such Person, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any other Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles resulting in any gains or losses attributable to writeups or write downs of assets or liabilities.

         "Consolidated Subsidiaries" shall mean each Subsidiary of any Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

         "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under operating leases which require such Person or its Affiliate to make rental payments over the term of such lease, based on the purchase price or appraised value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others;
(ix) obligations to deliver goods or services not in the ordinary course of business in consideration of advance payments; (x) obligations to pay for goods or services not in the ordinary course of business whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (xii) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; and (xiii) all obligations of such Person under Hedging Agreements.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean for any Person for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion and amortization; provided, however, with respect to the Borrower, if during any period the Borrower acquires any Person and such Person becomes a Restricted Affiliate or the Borrower acquires all or substantially all of the assets of any Person, the EBITDA attributable to such Person or assets for such period determined on a pro forma basis (which determination, in each case, shall be subject to the approval of the Required Lenders, not to be unreasonably withheld) may be included in EBITDA for the calculation of the Funded Debt Ratio.

         "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution

Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

         "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Event of Default" shall have the meaning assigned such term in Section 10.01.

         "Excepted Liens" shall mean:

                  (i)  Prior Liens;

                  (ii) statutory Liens incidental to the conduct of business or the ownership of Properties of the Borrower and the Restricted Affiliates (including Liens in connection with worker's compensation, unemployment insurance and other like laws (other than ERISA Liens), warehousemen's and mechanics' and materialmen's liens and statutory landlord's liens) which in each case are incurred in the ordinary course of business and not in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in any event materially impair the value or use of the Property encumbered thereby in the operation of the businesses of the Borrower and the Restricted Affiliates; provided in each case, that the obligation secured is not overdue or, if overdue, (i) is being contested by the Borrower or a Restricted Affiliate on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Restricted Affiliate has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Restricted Affiliate or (ii) such Liens in the aggregate do not secure obligations in the aggregate in excess of $1,000,000;

                  (iii) the right reserved to, or vested in, any municipality or public authority or in any other Person by the terms of any right, power, franchise, privilege, grant, license, permit, easement or lease or by any provision of law, to terminate such right, power, franchise, privilege, grant, license, permit, easement or lease or to purchase or recapture, or to designate a purchaser of, any of the Properties or assets of the Borrower and the Restricted Affiliates;

                  (iv) the lien of taxes and assessments which are not at the time delinquent;

                  (v) the lien of taxes and assessments which are delinquent, but the validity of which is being diligently contested at the time by the Borrower or any of the Restricted Affiliates in good faith, provided that the Borrower or such Restricted Affiliate shall have established such reserves in such amounts as may be required under GAAP;

                  (vi) any lien or privilege vested in any grantor, lessor or licensor or permittor for rent or other charges due or for any other obligations or acts to be performed, the payment of which rent or other charges or performance of which other obligations or acts is required under leases, easements, rights-of-way, leases, licenses, franchises, privileges, grants or permits, so long as payment of such rent or the performance of such other obligations or acts is not delinquent or the requirement for such payment or performance is being contested in good faith by appropriate proceedings;

                  (vii) defects and irregularities in the titles to its Properties which do not in the aggregate have a Material Adverse Effect;

                  (viii) easements, exceptions or reservations in any Property of the Borrower or any of the Restricted Affiliates granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes or for the joint or common use of real Property, facilities and equipment, which do not in the aggregate have a Material Adverse Effect;

                  (ix) rights reserved to or vested in any grantor, lessor, licensor, municipality or public authority to control or regulate any Property of the Borrower or any of the Restricted Affiliates or to use any such Property, provided, that the Borrower or such Restricted Affiliate shall not be in default in respect of any material obligation (except that the Borrower or such Restricted Affiliate may be contesting any such obligation in good faith) to such grantor, lessor, licensor, municipality or public authority; and provided, further, the such control, regulation or use will not in the aggregate have a Material Adverse Effect;

                  (x) any obligations or duties to any municipality or public authority with respect to any lease, easement, right-of-way, license, franchise, privilege, permit or grant;

                  (xi) the Liens of any judgments in an aggregate amount not in excess of $500,000, or the Lien of any judgment the execution of which has been stayed, or which has been appealed and secured, if necessary, by the filing of an appeal bond;

                  (xii) Liens or burdens imposed by any law or governmental regulation, including, without limitation, those imposed by environmental and zoning laws, ordinances, and regulations; provided, in each case, the Borrower or any of the Restricted Affiliates is not in default in any material obligation (except that the Borrower or such Restricted Affiliate may be contesting any such obligation in good faith) to such person in respect of such Property; provided, further, that the existence of such Liens and burdens do not in the aggregate have a Material Adverse Effect;

                  (xiii) any pledge or deposit to secure payment of workers' compensation or insurance premiums, or in connection with tenders, bids, contracts or leases; or any deposits to secure public or statutory obligations; any pledge or deposit in connection with contracts with or made at the request of the United States America or any state or agency or political subdivision thereof or for any purposes similar to any of those referred to in this clause (xiii); provided, in each case, the Borrower or such Restricted Affiliate is not in default in any material obligation (except that the Borrower or such Restricted Affiliate may be contesting any such obligation in good faith) in respect thereof;

                  (xiv) the making of a deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation in order to entitle the Borrower of any of the Restricted Affiliates to maintain self-insurance;

                  (xv) Liens securing Debt of the Borrower or any of the Restricted Affiliates incurred or assumed in connection with the construction or acquisition of capital Improvements; provided that such Debt would be permitted under Section 9.01(e) hereof, and provided, further, that any such Lien shall not extend to any Property other than Property the construction or acquisition of which is financed by such Debt;

                  (xvi) Liens securing all or any part of the purchase price, or securing Debt of the Borrower or any of the Restricted Affiliates incurred or assumed to pay all or any part of the purchase price of Property acquired by the Borrower or the Restricted Affiliates, or Liens existing on such Property immediately prior to its acquisition, including, without limitation, the Liens described in clause (xv) of this definition, provided, that (i) that any such Liens shall extend solely to the Property so acquired, (ii) the principal amount of Debt secured by any such Lien shall not exceed 100% of the fair market value of such Property (as reasonably determined by the Board of Directors of the General Partner) at the time of acquisition, (iii) any such Lien not existing on such Property immediately prior to its acquisition shall be created at the time of acquisition of such Property or within 60 days thereafter and (iv) the aggregate amount of all outstanding Debt secured by such Liens shall be permitted under Section 9.01(e);

                  (xv) Liens arising in connection with Sale-Leaseback Transactions permitted under Section 9.05; provided that such Lien shall not extend to any Property other than Property being leased; and

                  (xvi) any Lien of the Trustee encumbering the Defeasance Trust (as defined in the Defeasance Trust Agreement) and all funds and securities therein for the benefit of the holders of the Defeased Notes.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

         "Fee Letter" shall mean that certain letter agreement from FUCM and First Union to the Borrower dated August 28, 1998 concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

         "Financial Statements" shall mean the financial statement or statements of Buckeye Partners and its Consolidated Subsidiaries described or referred to in Section 7.02.

         "FUCM" shall mean First Union Capital Markets, a division of Wheat First Securities, Inc., a Virginia corporation.

         "Funded Debt" shall mean for any Person, Debt of such Person, less all obligations of such Person to pay the deferred purchase price of Property or services obtained in the ordinary course of business.

         "Funded Debt Ratio" shall mean the ratio (calculated quarterly at the end of each fiscal quarter) of (i) the consolidated Funded Debt of Buckeye Partners (excluding Unrestricted Subsidiaries and Affiliates of Buckeye Partners that are not Restricted Affiliates) for the four fiscal quarters ending on such date to (ii) the consolidated EBITDA of Buckeye Partners (excluding Unrestricted Subsidiaries and Affiliates of Buckeye Partners that are not Restricted Affiliates) for such four fiscal quarters.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "General Partner" shall mean Buckeye Pipe Line Company, a Delaware corporation, general partner of the Borrower.

         "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Property or the Agent, any Lender or any Applicable Lending Office.

         "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

         "Guarantor" shall mean Buckeye Partners and any other Person that executes a Guaranty Agreement.

         "Guaranty Agreement" shall mean an agreement executed by each Guarantor in form and substance satisfactory to the Agent unconditionally guaranteeing payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

         "Hedging Agreements" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

         "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower, the Guarantors or any Restricted Affiliate to the Agent, the Issuing Bank and/or the Lenders in connection with the Loan Documents, the Letter of Credit Agreements, and any Hedging Agreements now or hereafter arising between the Borrower and any Lender or its Affiliate and permitted by the terms of this Agreement and all renewals, extensions and/or rearrangements of any of the foregoing.

         "Indemnified Parties" shall have the meaning assigned such term in
Section 12.03(a)(ii).

         "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (excluding, however, indirect and consequential damages and lost profits) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

         "Indenture" shall mean that certain Amended and Restated Indenture dated as of December 16, 1997 between the Borrower and PNC Bank, National Association, as Trustee, as amended and supplemented from time to time.

         "Initial Funding" shall mean the funding of the initial Loans or issuance of the initial Letters of Credit upon satisfaction of the conditions set forth in Sections 6.01 and 6.02.

         "Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Required Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

         Notwithstanding the foregoing: (i) no Interest Period may end after the Revolving Credit Termination Date; (ii) no Interest Period for any LIBOR Loan may end after the due date of any installment, if any, provided for in Section
3.01 to the extent that such LIBOR Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due;
(iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

         "Issuing Bank" shall mean First Union or any other Lender agreed to between the Borrower and the Agent to issue Letters of Credit.

         "LC Commitment" at any time shall mean $20,000,000.

         "LC Exposure" at any time shall mean the aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed.

         "Letter of Credit Agreements" shall mean the written agreements with the Issuing Bank, as issuing lender for any Letter of Credit, executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Issuing Bank.

         "Letters of Credit" shall mean the letters of credit issued pursuant to
Section 2.01(c) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

         "LIBOR" shall mean the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Dow Jones Market Service Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Dow Jones Market Service Page 3750, "LIBOR" shall be determined by the Agent to be the rate per annum at which deposits in Dollars are offered by leading reference banks in the London interbank market to First Union at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

         "LIBOR Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "LIBOR Rate".

         "LIBOR Rate" shall mean, with respect to any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (i) LIBOR for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Guaranty Agreement, the Letter of Credit Agreements, the Fee Letter, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for or guarantee of the payment or performance of the Notes or this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

         "Loans" shall mean the loans as provided for by Sections 2.01(a) and
(b). "Loans" shall include the Revolving Credit Loans and the Swing Line Loans.

         "Material Adverse Effect" shall mean any material and adverse effect on
(i) the financial condition or results of operations of the Borrower, the Restricted Subsidiaries, and Buckeye Partners, taken as a whole, different from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower, the Restricted Subsidiaries and Buckeye Partners, taken as a whole, to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis.

         "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

         "Notes" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof. The "Notes" shall include the Revolving Credit Notes and the Swing Line Note.

         "Other Taxes" shall have the meaning assigned such term in Section 4.06(b).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

         "Percentage Share" shall mean the percentage of the Aggregate Revolving Credit Commitments to be provided by a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "Plan" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

         "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document , a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided however, for a LIBOR Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of occurrence of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(a)(ii), but in no event to exceed the Highest Lawful Rate.

         "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

         "Principal Office" shall mean the principal office of the Agent, presently located at 301 South College Street, Charlotte, North Carolina 28288.

         "Prior Liens" shall mean any Liens not created by the Borrower or any Restricted Affiliate, which at any time are Liens upon the lands over which the Borrower or any Restricted Affiliate holds easements or rights-of-way for Pipeline purposes, or upon Properties with respect to which the Borrower's or such Restricted Affiliate's interest is subordinate to any such Lien, and which do not secure bonds, notes, other indebtedness, taxes, assessments or other charges which have been assumed or guaranteed by the Borrower or any Restricted Affiliate or for which the Borrower or any Restricted Affiliate has otherwise become liable or on which the Borrower or any Restricted Affiliate customarily pays interest charges.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Quarterly Dates" shall mean the last Business Day of each March, June, September and December, in each year, the first of which shall be December 31, 1998.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         "Required Lenders" shall mean, at any time while no Loans are outstanding, Lenders having at least fifty-one percent (51%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least fifty-one percent (51%) of the outstanding aggregate principal amount of the Loans and LC Exposure (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

         "Required Payment" shall have the meaning assigned such term in Section 4.04.

         "Reserve Requirement" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against

"Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which LIBOR is to be determined as provided in the definition of "LIBOR" or (ii) any category of extensions of credit or other assets which include a LIBOR Loan.

         "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

         "Restricted Affiliates" shall mean the Restricted Subsidiaries, Buckeye Tank Terminals, L.P., Everglades Pipe Line Company, L.P., Laurel Pipe Line Company, L.P., and Buckeye Pipe Line Company of Michigan, L.P.

         "Restricted Subsidiary" shall mean a Subsidiary of the Borrower or Buckeye Partners that has not been designated by the Board of Directors of the General Partner or of the general partner of Buckeye Partners, at its creation or acquisition, as an Unrestricted Subsidiary. The Borrower or Buckeye Partners may thereafter redesignate an Unrestricted Subsidiary as a Restricted Subsidiary and it will thereafter be a Restricted Subsidiary; provided, that such Restricted Subsidiary may not thereafter be redesignated as an Unrestricted Subsidiary, and provided, further, that no Subsidiary may be designated as an Unrestricted Subsidiary at any time other than at its creation. To qualify as a Restricted Subsidiary, such Subsidiary shall be in a line of business as is permitted for the Borrower under the Borrower Partnership Agreement or for Buckeye Partners under the Buckeye Partners Partnership Agreement and shall have executed a Guaranty Agreement, and at the time such Subsidiary is designated as a Restricted Subsidiary no Default shall exist or result from such designation.

         "Revolving Credit Commitment" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Revolving Credit Commitment" (as the same may be reduced pursuant to Section 2.03(a) pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b).

         "Revolving Credit Loans" shall mean Loans made pursuant to Section 2.01(a).

         "Revolving Credit Notes" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.06 and being in the form of Exhibit A-1.

         "Revolving Credit Termination Date" shall mean the earlier to occur of
(i) the fifth anniversary of the Closing Date or (ii) the date that the Commitments are sooner terminated pursuant to Sections 2.03(a) or 10.02.

         "Sale-Leaseback Attributable Debt" shall mean, as to any particular lease relating to a Sale-Leaseback Transaction, the amount of the net sale proceeds derived from the sale or transfer to the Borrower or any Restricted Affiliate of the Property involved.

         "Sale-Leaseback Transaction" shall mean a transaction or series of transactions pursuant to which the Borrower or any Restricted Affiliate shall sell or transfer to any Person any Property, whether now owned or hereafter acquired, and as part of the same transaction or series of transactions, the Borrower or any Restricted Affiliate shall rent or lease as lessee, or similarly acquire the right to possession or use of, such property or one or more Properties which it intends to use for the same purpose or purposes as such Property.

         "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

         "Senior Notes" shall mean the 6.98% Series 1997A notes in the aggregate principal amount of $125,000,000, the 6.89% Series 1997B notes in the aggregate principal amount of $100,000,000, the 6.95% Series 1997C notes in the aggregate principal amount of $10,000,000, and the 6.96% Series 1997D notes in the aggregate principal amount of $5,000,000, each due December 16, 2024 and issued pursuant to the Indenture.

         "Special Entity" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which Buckeye Partners or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g. a sole general partner controls a limited partnership).

         "Subsidiary" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or Buckeye Partners or one or more of their Subsidiaries or by the Borrower or Buckeye Partners and one or more of their Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Guarantor.

         "Swing Line Commitment" shall mean, for the Swing Line Lender, its obligation to make Swing Line Loans up to $5,000,000.

         "Swing Line Facility" shall mean the facility pursuant to Section 2.01(b).

         "Swing Line Lender" shall mean First Union or such other Lender as Agent, Borrower and such Lender shall agree.

         "Swing Line Loans" shall mean the Loans made pursuant to Section
2.01(b).

         "Swing Line Note" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.01(b) and being substantially in the form of Exhibit A-2.

         "Taxes" shall have the meaning assigned such term in Section 4.06(a).

         "Type" shall mean, with respect to any Loan, a Base Rate Loan or a LIBOR Loan.

         "Unrestricted Subsidiary" shall mean those Persons listed on Exhibit E and any Subsidiary of the Borrower that has been designated by the Board of Directors of the General Partner as an "Unrestricted Subsidiary" at the time of its creation or acquisition; provided that no Debt or other obligation of such Unrestricted Subsidiary may be assumed or guaranteed by the Borrower or any Restricted Subsidiary, nor may any asset of the Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, become encumbered or otherwise subject to the satisfaction thereof.

                  Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II

                                   Commitments

                  Section 2.01  Loans and Letters of Credit.

                  (a) Revolving Credit Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower during the period from and including (i) the Closing Date or
         (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to and up to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Revolving Credit Commitment as then in effect; provided, however, that the aggregate principal amount of all such Revolving Credit Loans by all Lenders hereunder at any one time outstanding, plus the LC Exposure, plus the amount outstanding under the Swing Line Facility shall not exceed the Aggregate Revolving Credit Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Revolving Credit Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

                  (b) Swing Line Loans.

                           (i) Notwithstanding any other provision of this
                  Agreement to the contrary, in order to administer the revolving facility under Section 2.01(a) above in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, the Swing Line Lender shall make available Swing Line Loans to the Borrower at the election of Borrower prior to the Revolving Credit Termination Date. The Swing Line Lender shall not make any Swing Line Loan pursuant hereto (i) if the Borrower is not in compliance with all the conditions to the making of Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the outstanding Swing Line Loans exceed the Swing Line Commitment, or (iii) if after giving effect to such Swing Line Loan, the sum of all Revolving Credit Loans and Swing Line Loans then outstanding, plus LC Exposure exceeds the Aggregate Revolving Credit Commitments. Loans made pursuant to this
                  Section 2.01(b) shall be limited to Loans bearing interest at the Base Rate or such other rate of interest as agreed upon by the Borrower and the Swing Line Lender. The indebtedness of the Borrower to the Swing Line Lender resulting from the advances under this Section 2.01(b) shall be evidenced by the Swing Line Note made by the Borrower, which Swing Line Note shall be in a principal amount equal to the Swing Line Commitment.

                           (ii) Subject to the terms of this Agreement, during
                  the period from the Closing Date to but excluding, the Revolving Credit Termination Date, the Borrower may borrow, repay and reborrow Swing Line Loans under this Section 2.01(b). Each repayment of a Swing Line Loan shall be in integral multiples of $100,000 or the unpaid amount of the Swing Line Loans outstanding. The minimum outstanding amount of Swing Line Loans shall be $100,000.

                           (iii) If the Borrower instructs the Swing Line Lender
                  to debit its demand deposit account in an amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment after 12:00 noon Charlotte time, on a Business Day, such payment shall be deemed received on the next Business Day.

                           (iv) The Borrower and each Lender which is or may
                  become a party hereto acknowledge that all Swing Line Loans are to be made solely by the Swing Line Lender to the Borrower, but that each Lender shall share the risk of loss with respect to such Loans in an amount equal to such Lender's Percentage Share of such Swing Line Loan. Upon demand made by the Swing Line Lender, each Lender (including the Swing Line Lender) shall, according to its Percentage Share of such Swing Line Loan, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its Percentage Share therein, in which case such Swing Line Loan shall be deemed from and after such date a Loan made under Section 2.01(a). The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

                  (c) Letters of Credit. During the period from and including the Closing Date to, but excluding, the Revolving Credit Termination Date, the Issuing Bank, as issuing bank for the Lenders, agrees to extend credit for the account of the Borrower at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Revolving Credit Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares. Each of the Letters of Credit shall (i) be issued by the Issuing Bank, (ii) contain such terms and provisions as are reasonably required by the Issuing Bank, (iii) be for the account of the Borrower and (iv) expire not later than the earlier of
         (A) one year from the date of issuance or (B) five days before the Revolving Credit Termination Date.

                  (d) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans (other than Swing Line Loans) may be Base Rate Loans or LIBOR Loans; provided that, without the prior written consent of the Required Lenders, no more than five (5) LIBOR Loans may be outstanding at any time.

             Section 2.02 Borrowings, Continuations and Conversions of Revolving Credit Loans; Letters of Credit.

                  (a) Borrowings. The Borrower shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing under Section 2.01(a), which shall specify (i) the aggregate amount of such borrowing, (ii) the Type and (iii) the date (which shall be a Business Day) of the Loans to be borrowed, and (iv) (in the case of LIBOR Loans) the duration of the Interest Period therefor.

                  (b) Minimum Amounts. All Base Rate Loan borrowings (other than Swing Line Loans) shall be in amounts of at least $1,000,000 or the remaining balance of the Aggregate Revolving Credit Commitments, if less, or any whole multiple of $1,000,000 in excess thereof, and all LIBOR Loans shall be in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof. All Swing Line Loans shall be in amounts of at least $100,000 or any whole multiple of $100,000 in excess thereof.

                  (c) Notices. All borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of Exhibit B (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Agent not later than 10:00 a.m. Charlotte time on the date of each Base Rate Loan borrowing and not later than 10:00 a.m. Charlotte time at least three Business Days prior to the date of each LIBOR Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Agent.

                  (d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any LIBOR Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each LIBOR Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

                  (e) Conversion Options. The Borrower may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan (other than a Swing Line Loan) at any time and from time to time to a LIBOR Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and
         (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a LIBOR Loan.

                  (f) Advances. Not later than 11:00 a.m. Charlotte time for LIBOR Loans and 1:00 p.m. Charlotte time for Base Rate Loans on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

                  (g) Letters of Credit. The Borrower shall give the Issuing Bank advance notice to be received by the Issuing Bank not later than 11:00 a.m. Charlotte time not less than three (3) Business Days prior thereto of each request for the issuance, and at least ten (10) Business Days prior to the date of the renewal or extension, of a Letter of Credit hereunder which request shall specify (i) the amount of such Letter of Credit, (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, (iii) the duration thereof, (iv) the name and address of the beneficiary thereof,
         (v) the form of the Letter of Credit and (vi) such other information as the Agent may reasonably request, all of which shall be reasonably satisfactory to the Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Agent shall issue, renew or extend such Letter of Credit to the beneficiary thereof.

                  In conjunction with the issuance of each Letter of Credit, the Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Issuing Bank, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

                  The Issuing Bank will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

                  Section 2.03  Changes of Commitments.

                  (a) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Revolving Credit Commitments at any time, or from time to time, upon not less than three (3) Business Days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $2,000,000 or any whole multiple of $2,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent.

                  (b) The Aggregate Revolving Credit Commitments once terminated or reduced may not be reinstated.

                  Section 2.04  Fees.

                  (a) Facility Fee. The Borrower shall pay to the Agent for the account of each Lender a facility fee equal to the product of the Aggregate Revolving Credit Commitments times the applicable per annum percentage set forth at the appropriate intersection in the table shown below based on the Funded Debt Ratio for the four quarterly periods ending and determined as of the immediately preceding Quarterly Date:

           ----------------------------------------------------------------
                     Funded Debt Ratio            Facility Fee Percentage
           ----------------------------------------------------------------
           Greater than or equal to 4.5:1.0                0.250%
           ----------------------------------------------------------------
           Less than 4.5:1.0, but greater                  0.225%
           than or equal to 4.0:1.0
           ----------------------------------------------------------------
           Less than 4.0:1.0, but greater                  0.225%
           than or equal to 3.5:1.0
           ----------------------------------------------------------------
           Less than 3.5:1.0, but greater                  0.175%
           than or equal to 3.0:1.0
           ----------------------------------------------------------------
           Less than 3.0:1.0, but greater                  0.125%
           than or equal to 2.5:1.0
           ----------------------------------------------------------------
           Less than 2.5:1.0                               0.100%
           ----------------------------------------------------------------

         The applicable facility fee percentage shall be established as of each Quarterly Date (the "Determination Date"). Any change in the applicable facility fee percentage following each Determination Date shall be determined based upon the computations set forth in the Compliance Certificate furnished to the Agent pursuant to Section 8.01, subject to review and approval of such computations by the Agent; provided, however, if the Borrower shall fail to deliver a Compliance Certificate within the time period required by Section 8.01, then, five Business Days after delivery of notice to the Borrower by the Agent of non-receipt of such Compliance Certificate, the applicable facility fee percentage shall be the highest percentage amount set forth in the above table until the appropriate Compliance Certificate is so delivered.

         Accrued facility fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Revolving Credit Commitments are terminated or the Revolving Credit Termination Date.

                  (b) Letter of Credit Fees.

                  (i) The Borrower agrees to pay the Agent, for the account of each Lender, commissions for issuing the Letters of Credit on the daily average amount outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at a rate per annum equal to the Applicable Margin then in effect for LIBOR Loans. Each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuing Bank, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

                  (ii) The Borrower agrees to pay the Issuing Bank, for its own account, an issuing fee for issuing Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate of 0.125% per annum, payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

                  (iii) In addition to the fees in Subsections 2.04(b)(i) and
         (ii), the Borrower agrees to pay the Issuing Bank on demand the Issuing Bank's customary letter of credit fees, including, without limitation, amendment fees, negotiation and drawing fees, and other fees customarily payable with respect to each Letter of Credit.

                  (c) Fee Letter. The Borrower shall pay to FUCM for its account such other fees as are set forth in the Fee Letter on the dates specified therein to the extent not paid prior to the Closing Date.

                  Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

                  Section 2.06 Notes.

                  (a) Revolving Credit Notes. The Revolving Credit Loans (other than Swing Line Loans) made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A-1, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Revolving Credit Commitment as originally in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer may be endorsed by such Lender on the schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

                  (b) Swing Line Note. The Swing Line Loans made by the Swing Line Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A-2, dated the Closing Date, payable to the order of the Swing Line Lender in a principal amount equal to the Swing Line Commitment and otherwise duly completed.

                  Section 2.07 Prepayments.

                  (a) Voluntary Prepayments. The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000 or whole multiples of $500,000 in excess thereof for Revolving Credit Loans that are Base Rate Loans and at least $500,000 or whole multiples of $100,000 in excess thereof for Swing Line Loans, or the remaining aggregate principal balance outstanding on the Notes prepaid) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay LIBOR Loans on the same conditions as for Base Rate Loans (except that prior notice to the Agent shall be not less than three (3) Business Days for LIBOR Loans and such payment shall be at least $5,000,000 or whole multiples of $1,000,000 in excess thereof) and in addition such prepayments of LIBOR Loans shall be subject to the terms of Section
         5.05 and shall be in an amount equal to all of the LIBOR Loans for the Interest Period prepaid.

                  (b) Mandatory Prepayments. If, after giving effect to any termination or reduction of the Aggregate Revolving Credit Commitments pursuant to Section 2.03(a), the outstanding aggregate principal amount of the Loans plus the LC Exposure exceeds the Aggregate Revolving Credit Commitments, the Borrower shall (i) prepay the Revolving Credit Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment, (ii) if any excess remains after prepaying all Revolving Credit Loans, prepay the Swing Line Loans on the date of such termination or reduction in an aggregate principal amount equal to such remaining excess, together with interest on the principal amount paid accrued to the date of such prepayment, and (iii) if any excess remains after prepaying all of the Loans because of LC Exposure, pay to the Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.09(b) hereof.

                  (c) Generally. Prepayments permitted or required under this
         Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of LIBOR Loans. Any prepayments on the Loans may be reborrowed subject to the then effective Aggregate Revolving Credit Commitments.

                  Section 2.08 Assumption of Risks. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuing Bank (except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its agents or employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents. In addition, neither the Issuing Bank, the Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's, the Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to the Borrower.

                  Section 2.09 Obligation to Reimburse and to Prepay.

                  (a) If a disbursement by the Issuing Bank is made under any Letter of Credit, the Borrower shall pay to the Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.09 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the other Loan Documents; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the other Loan Documents, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct or (ii) in cases where the Agent makes payment to the named beneficiary of a Letter of Credit.

                  (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.07(b) or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing by the Borrower to the Issuing Bank, the Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Issuing Bank on behalf of the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Agent grants to the Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the other Loan Documents, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

                  (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank an amount equal to such Lender's Percentage Share of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this
         Section 2.09.

         Section 2.10 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.


                                   ARTICLE III

                       Payments of Principal and Interest

                  Section 3.01 Repayment of Loans.

         (a) Revolving Credit Loans. On the Revolving Credit Termination Date the Borrower shall repay the outstanding aggregate principal and accrued and unpaid interest under the Notes.

         (b) Generally. The Borrower will pay to the Agent, for the account of each Lender, the principal payments required by this Section 3.01.

                  Section 3.02 Interest.

                  (a) Interest Rates. The Borrower will pay to the Agent, for the account of each Lender or the Swing Line Lender, as appropriate, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

                           (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

                           (ii) if such a Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

                  (b) Post-Default Rate. Notwithstanding the foregoing, the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

                  (c) Due Dates. Accrued interest on Base Rate Loans shall be payable on each Quarterly Date commencing on December 31, 1998, and accrued interest on each LIBOR Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted). Any accrued and unpaid interest on the Loans shall be paid on the Revolving Credit Termination Date.

                  (d) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.


                                   ARTICLE IV

                Payments; Pro Rata Treatment; Computations; Etc.

                  Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Charlotte time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Loans to which such payment shall apply. In the absence of such notice the Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

                  Section 4.02 Pro Rata Treatment. Except for Swing Line Loans and to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of fees under Section 2.04(a) and Section 2.04(b)(i) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Credit Amounts under Section 2.03(a) shall be applied to the Commitment of each Lender, pro rata according to the amounts of its respective Commitment; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

                  Section 4.03 Computations. Interest on LIBOR Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                  Section 4.04 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until, but excluding, the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

                  Section 4.05 Set-off, Sharing of Payments, Etc.

                  (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower, any Guarantor or any Restricted Affiliate at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
         Section 4.05 to share the benefits of any recovery on such secured claim.

                  Section 4.06  Taxes.

                  (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent, the Issuing Bank or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or the Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Bank or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender, the Issuing Bank or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE ISSUING BANK AND THE AGENT FOR THE FULL AMOUNT OF TAXES (AS DEFINED ABOVE) AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS
         SECTION 4.06) PAID BY SUCH LENDER, THE ISSUING BANK OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER, THE ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER, ISSUING BANK OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY

         THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER, THE ISSUING BANK OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

                  (d) Lender Representations.

                           (i) Each Lender represents that it is either (1) a
                  banking association or corporation organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a banking association or corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrower and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or
                  (ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

                           (ii) For any period with respect to which a Lender
                  has failed to provide the Borrower with the forms or certificates required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section
                  4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                           (iii) Any Lender claiming any additional amounts
                  payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.


                                    ARTICLE V

                                Capital Adequacy

                  Section 5.01  Additional Costs.

                  (a) LIBOR Regulations, etc. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any LIBOR Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any LIBOR Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such LIBOR Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such LIBOR Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Commitment or Loans of such Lender or the London interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment or Loans. Each Lender will notify the Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

                  (b) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Note, its Loans, or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(b) as promptly as practicable after it determines to request such compensation.

                  (c) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to the Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this
         Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a), or of the effect of capital maintained pursuant to Section 5.01(b), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(c).

                  (d) The Lenders shall determine the applicability of, and the amount due under, this Section 5.01 consistent with the manner in which they apply similar provisions and calculate similar amounts payable to them by other borrowers having in their credit agreements provisions comparable to this Section.

                  Section 5.02 Limitation on LIBOR Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Rate for any Interest Period:

                  (i) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                  (ii) the Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans. The Lenders shall determine the applicability of this Section 5.02 consistent with the manner in which they apply similar provisions to other borrowers having in their credit agreements provisions comparable to this Section.

                  Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

                  Section 5.04 Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

                  Section 5.05 Compensation. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender reasonably determines are attributable to:

                  (i) any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or

                  (ii) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

                  Section 5.06 Replacement Lenders.

                  (a) If any Lender has notified the Borrower and the Agent of its incurring additional costs under Section 5.01 or has required the Borrower to make payments for Taxes under Section 4.06, then the Borrower may, unless such Lender has notified the Borrower and the Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of any Lender (other than the Agent) (the

         "Terminated Lender") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "Notice of Termination").

                  (b) In order to effect the termination of the Commitment of the Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their Commitment or Commitments and/or
         (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Commitment or Commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the Agent and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Commitment of the Terminated Lender.

                  (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Lender Termination Date"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

                  (d) On the Lender Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Note, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Notes held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 12.06(b). To the extent not in conflict, the terms of Section 12.06(b) shall supplement the provisions of this
         Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Agent the processing fee provided for in Section 12.06(b). The Borrower will be responsible for the payment of any breakage costs associated with termination and Replacement Lenders, as set forth in Section 5.05.

                                   ARTICLE VI

                              Conditions Precedent

                  Section 6.01 Initial Funding.

                  The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Agent and the Lenders of all fees payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the Agent on the Closing Date or any other date on or before the date of Initial Funding of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Agent in form and substance:

                  (a) A certificate of the Secretary or an Assistant Secretary of the General Partner setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the General Partner (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representatives for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the General Partner and the Borrower Partnership Agreement, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

                  (b) A certificate of the Secretary or an Assistant Secretary of BMC setting forth (i) resolutions of its board of directors with respect to the authorization of the Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Guarantor (y) who are authorized to sign the Loan Documents to which Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representatives for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of BMC and the Guarantor Partnership Agreement, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until they receive notice in writing from the Guarantor to the contrary.

                  (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing, as appropriate, of the Borrower, the Guarantor, the General Partner and BMC.

                  (d) A Compliance Certificate duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

                  (e) The Notes, duly completed and executed.

                  (f) The Loan Documents, duly completed and executed in sufficient number of counterparts as reasonably requested by the Agent.

                  (g) Opinions of Morgan, Lewis & Bockius LLP, counsel to the Borrower and Buckeye Partners and certain local counsel to the Borrower and Buckeye Partners, each in form and substance satisfactory to the Agent, as to such matters incident to the transactions herein contemplated as the Agent may reasonably request.

                  (h) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with
         Section 7.19.

                  (i) The Agent shall have been furnished with appropriate UCC search certificates reflecting no Liens other than Excepted Liens.

                  (j) The Agent shall have reviewed the environmental files of the Borrower, Buckeye Partners and the Restricted Affiliates and shall be satisfied with the results of its review.

                  (k) Such other documents as the Agent or any Lender or special counsel to the Agent may reasonably request.

                  Section 6.02 Initial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

         (a) no Default shall have occurred and be continuing;

         (b) no Material Adverse Effect shall have occurred and be continuing;
and

         (c) the representations and warranties made by the Borrower in Article VII and in any other Loan Document shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Required Lenders may expressly consent in writing to the contrary.

         Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in Section 6.02(c) (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

                  Section 6.03 Conditions Precedent for the Benefit of Lenders. All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.

                  Section 6.04 No Waiver. No waiver of any condition precedent shall preclude the Agent or the Lenders from requiring such condition to be met prior to making any subsequent Loan or preclude the Lenders from thereafter declaring that the failure of the Borrower to satisfy such condition precedent constitutes a Default.


                                   ARTICLE VII

                         Representations and Warranties

         Each of the Borrower and each Guarantor represents and warrants to the Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):

                  Section 7.01 Existence. Each of the Borrower, the Guarantors, and the Restricted Affiliates: (i) is duly organized, legally existing and, as applicable, in good standing under the laws of the jurisdiction of its formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted and, with respect to Restricted Affiliates, where a failure to have such items would have a Material Adverse Effect; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

                  Section 7.02 Financial Condition. The audited consolidated balance sheet of Buckeye Partners and its Consolidated Subsidiaries as at December 31, 1997 and the related consolidated statement of income, equity and cash flow of Buckeye Partners and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte & Touche LLP heretofore furnished to each of the Lenders and the unaudited consolidated balance sheet of Buckeye Partners and its Consolidated Subsidiaries as at September 30, 1998 and their related consolidated statements of income, equity and cash flow of Buckeye Partners and its Consolidated Subsidiaries for the nine month period ended on such date heretofore furnished to the Agent, are complete and correct and fairly present in all material respects the consolidated financial condition of Buckeye Partners and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the nine month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments and the lack of footnotes). Neither Buckeye Partners nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in
Schedule 7.02. Since December 31, 1997, there has been no change or event having a Material Adverse Effect which is continuing. Since the date of the Financial Statements, neither the business nor the

Properties (taken as a whole) of the Borrower, any Guarantor or any Restricted Affiliate have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy which is continuing.

                  Section 7.03 Litigation. Except as disclosed to the Lenders in
Schedule 7.03 hereto or as disclosed in Buckeye Partners Form 10-K for the year ended December 31, 1997 filed with the SEC (a true and complete copy of which has been delivered to the Agent), at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower, Buckeye Partners or any Restricted Affiliates which involves the possibility of any judgment or liability against the Borrower, the Guarantor or any Restricted Affiliates not fully covered by insurance (except for normal deductibles), and which, if determined adversely, would have a Material Adverse Effect.

                  Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective partnership agreements of the Borrower, Buckeye Partners or any Restricted Affiliate, or any Governmental Requirement or any agreement or instrument to which the Borrower, the Guarantor or any Restricted Affiliate is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower, the Guarantor or any Restricted Affiliate pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

                  Section 7.05 Authority. The Borrower, each Guarantor and each Restricted Affiliate have all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower, each Guarantor and each Restricted Affiliate of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, each Guarantor and each Restricted Affiliate, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting creditors' rights and general principles of equity.

                  Section 7.06 Approvals. Except for those authorizations that have been obtained, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower, the Guarantors or the Restricted Affiliates of the Loan Documents or for the validity or enforceability thereof.

                  Section 7.07 Use of Loans. The proceeds of the Loans and Letters of Credit shall be used for acquisitions and general partnership purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation

T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

                  Section 7.08 ERISA.

                  (a) The Borrower, each Subsidiary of the Borrower and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

                  (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

                  (c) To the knowledge of the Borrower, no act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

                  (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No material liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

                  (e) Full payment when due has been made of all amounts which the Borrower or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

                  (f) The actuarial present value of the benefit liabilities under all Plans which are subject to Title IV of ERISA do not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plans allocable to such benefit liabilities by more than $2,000,000 in the aggregate. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

                  (g) None of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, such Subsidiary or such ERISA Affiliate in its sole discretion at any time without any material liability.

                  (h) None of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

                  (i) Neither the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

                  Section 7.09 Taxes. Each of the Borrower, the Guarantors and the Restricted Affiliates has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, any Guarantor or any Restricted Affiliate. The charges, accruals and reserves on the books of the Borrower, the Guarantors and the Restricted Affiliates in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

                  Section 7.10 Titles, etc.

                  (a) Except as set out in Schedule 7.10, each of the Borrower, the Guarantors and the Restricted Affiliates has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens, except Liens permitted by Section 9.02.

                  (b) All leases and agreements necessary for the conduct of the business of the Borrower, the Guarantors and the Restricted Affiliates are valid and subsisting, in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower, the Guarantors or the Restricted Affiliates.

                  (c) The rights, Properties and other assets presently owned, leased or licensed by the Borrower, the Guarantors and the Restricted Affiliates including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower, each Guarantor and each Restricted Affiliates to conduct its business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

                  (d) All of the assets and Properties of the Borrower, the Guarantors and the Restricted Affiliates which are reasonably necessary for the operation of their business are in all material respects in good working condition and are maintained in accordance with prudent business standards.

                  Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by the Borrower, any Guarantor or any Restricted Affiliate in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made. There is no fact peculiar to the Borrower, Buckeye Partners or any Restricted Affiliate which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Agent by or on behalf of the Borrower, Buckeye Partners or any Restricted Affiliate prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

                  Section 7.12 Investment Company Act. None of the Borrower, any Guarantor or any Restricted Affiliate is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  Section 7.13 Public Utility Holding Company Act. None of the Borrower, any Guarantor or any Restricted Affiliate is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 7.14 Subsidiaries. Except as set forth on Schedule
7.14 or otherwise as disclosed to the Agent in writing, neither Buckeye Partners nor the Borrower has any Subsidiaries.

                  Section 7.15 Location of Business and Offices. Each of Buckeye Partner's and the Borrower's principal place of business and chief executive offices are located at their respective addresses stated on the signature page of this Agreement or as otherwise disclosed in writing to the Agent. The principal place of business and chief executive office of each Restricted Affiliate are located at the addresses stated on Schedule 7.14 or as otherwise disclosed in writing to the Agent.

                  Section 7.16 Defaults. None of the Borrower, any Guarantor or any Restricted Affiliate is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which it is a party or by which it is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

                  Section 7.17 Environmental Matters. Except (i) as provided in
Schedule 7.17 (ii) as disclosed in the Form 10-K for the year ended December 31, 1997 filed by Buckeye Partners with the SEC, or (iii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

                  (a) Neither any Property of the Borrower, any Guarantor or any Restricted Affiliate nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

                  (b) Without limitation of clause (a) above, no Property of the Borrower, any Guarantor or any Restricted Affiliate nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

                  (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower, each Guarantor and each Restricted Affiliate, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and each of the Borrower, the Guarantors and the Restricted Affiliates are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

                  (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower, any Guarantor or any Restricted Affiliate have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                  (e) The Borrower, the Guarantors and the Restricted Affiliates have taken all steps reasonably necessary to determine and have determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower, any Guarantor, or any Restricted Affiliate except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

                  (f) To the extent applicable, all Property of the Borrower, each Guarantor and each Restricted Affiliate currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

                  (g) None of the Borrower, any Guarantor or any Restricted Affiliate has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

                  Section 7.18 Compliance with the Law. None of the Borrower, any Guarantor or any Restricted Affiliate has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

                  Section 7.19 Insurance. The Borrower and each of the Restricted Affiliates maintains, with financially sound and reputable insurers, insurance with respect to their respective Properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower, any Guarantor, or any Restricted Affiliate is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower, each Guarantor and each Restricted Affiliate.

                  Section 7.20 Material Agreements. The Borrower has heretofore delivered to the Agent a complete and correct copy of the Indenture and the Note Agreement relating to the Senior Notes, each as amended and in effect on the Closing Date.

                  Section 7.21 Partnership Agreement. Neither the Borrower Partnership Agreement nor the Buckeye Partners Partnership Agreement has been terminated, and each is in full force and effect as of the date hereof and no default has occurred and is continuing thereunder which would have a Material Adverse Effect.

                  Section 7.22  Ownership of Parties.

                  (a) The Borrower is a limited partnership formed under the laws of the State of Delaware, and is owned 1% (general partnership interest) by the General Partner, and 99% (limited partnership interests) by Buckeye Partners.

                  (b) Each of the Restricted Affiliates (excluding Restricted Subsidiaries) is a limited partnership, owned 1% (general partnership interest) by the General Partner and 99% (limited partnership interests) by Buckeye Partners, other than Buckeye Pipe Line Company of Michigan, L.P., the limited partnership interests of which are owned 0.99% by the General Partner and 98.01% by Laurel Pipe Line Company, L.P.

                  (c) Buckeye Partners is a limited partnership formed under the laws of the State of Delaware and owned 1% (general partnership interest) by BMC or a wholly-owned Subsidiary of BMC and 99% (limited partnership interests) by public holders of limited partnership units.

                  (d) BMC owns 100% of the capital stock of the General Partner.

                                  ARTICLE VIII

                              Affirmative Covenants

         The Borrower and Buckeye Partners each covenant and agree that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder and the Guarantors under the Guaranty Agreements:

                  Section 8.01 Reporting Requirements. The Borrower and Buckeye Partners shall deliver, or shall cause to be delivered, to the Agent with sufficient copies of each for the Lenders:

                  (a) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of Buckeye Partners, the audited consolidated and, within 100 days after the end of each fiscal year of Buckeye Partners, unaudited consolidating statements of income, equity, changes in financial position and cash flow of Buckeye Partners and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of Buckeye Partners and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and, in the case of the audited statements, accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Agent which opinion shall state that said financial statements fairly present in all material respects the consolidated and consolidating financial condition and results of operations of Buckeye Partners and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

                  (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of Buckeye Partners, consolidated and consolidating statements of income, equity, changes in financial position and cash flow of Buckeye Partners and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer of BMC, which certificate shall state that said financial statements fairly present in all material respects the consolidated and consolidating financial condition and results of operations of Buckeye Partners and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments and the lack of footnotes).

                  (c) Notice of Default, Etc. Promptly after a Responsible officer of the Borrower or of Buckeye Partners knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower or Buckeye Partners proposes to take with respect thereto.

                  (d) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower, Buckeye Partners or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower, Buckeye Partners and its Subsidiaries, and a copy of any response by any Guarantor or any Subsidiary, to such letter or report.

                  (e) Governmental Authorities. Promptly upon receipt thereof, a copy of any notice from any Governmental Authority (except where involving a routine or ordinary course matter, which in any case is immaterial), and promptly upon a Responsible Officer of the Borrower's or of Buckeye Partners' knowledge thereof, notice of any material dispute with any Governmental Authority involving the Borrower, any Guarantor or any Restricted Affiliate.

                  (f) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any statement, report or notice furnished by the Borrower or Buckeye Partners to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

                  (g) Other Matters. From time to time such other information regarding the business, affairs or financial condition of the Borrower, any Guarantor, any Restricted Affiliate or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Agent may reasonably request.

The Borrower and Buckeye Partners will each furnish to the Agent, at the time each set of financial statements is furnished to the Agent pursuant to paragraph
(a) or (b) above, a Compliance Certificate executed by a Responsible Officer of the General Partner and BMC, respectively (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.12 and 9.13 as of the end of the respective fiscal quarter or fiscal year.

                  Section 8.02 Litigation. The Borrower and Buckeye Partners shall promptly give, and shall cause any Restricted Affiliate to give to the Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower, the Guarantor or any Restricted Affiliate, except proceedings which, if adversely determined, would not have a Material Adverse Effect, and (ii) any litigation or proceeding against or adversely affecting the Borrower, the Guarantor or any Restricted Affiliate in which the amount involved exceeds $5,000,000 and is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought.

The Borrower will promptly notify the Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower, the Guarantor or any Restricted Affiliate if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $5,000,000.

                  Section 8.03  Maintenance, Etc.

                  (a) Generally. Each of Buckeye Partners and the Borrower shall: preserve and maintain its partnership or corporate existence and all of its material rights, privileges and franchises and shall cause the Restricted Affilitates to do so; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

                  (b) Proof of Insurance. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower and Buckeye Partners will furnish or cause to be furnished, and will cause to be furnished for the Restricted Affiliates, to the Agent certificates of insurance coverage from an insurer in form and substance reasonably satisfactory to the Agent and, if requested, will furnish the Agent copies of the applicable policies.

                  (c) Operation of Properties. Each of the Borrower and Buckeye Partners will and will cause each Restricted Affiliate to, operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

                  Section 8.04  Environmental Matters.

                  (a) Establishment of Procedures. Each of the Borrower and Buckeye Partners will and will cause each Restricted Affiliate to, establish and implement such procedures as may be reasonably necessary to determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower, the Guarantors and the

         Restricted Affiliates, and the operations conducted thereon and other activities of the Borrower, the Guarantors and the Restricted Affiliates, are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by the Borrower, any Guarantor or any Restricted Affiliate except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

                  (b) Notice of Action. The Borrower and Buckeye Partners will, and will cause any Restricted Affiliate to, promptly notify the Agent and the Lenders in writing of any threatened action or investigation by any Governmental Authority of which a Responsible Officer of the Borrower, any Guarantor or any Restricted Affiliate has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

                  (c) Future Acquisitions. The Borrower and Buckeye Partners will, will cause each Restricted Affiliate to, provide environmental audits and tests in accordance with American Society for Testing and Materials standards as reasonably requested by the Agent or any Lender through the Agent (or as otherwise required to be obtained by the Agent or the Lenders by any Governmental Authority) in connection with any future acquisitions of any material Properties by the Borrower, any Guarantor or any Restricted Affiliate.

                  Section 8.05 Further Assurances. The Borrower and Buckeye Partners will promptly cure any defects in the creation and issuance of the Notes and the execution and delivery of the other Loan Documents. Each of the Borrower and Buckeye Partners, at its expense, will promptly execute and deliver (or cause to be promptly executed and delivered) to the Agent upon reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower and Buckeye Partners, as the case may be, in the Loan Documents, or to, correct any omissions in the Loan Documents, or to state more fully the obligations set out herein or in any of the other Loan Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

                  Section 8.06 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will do and perform every act and discharge all of the obligations to be performed and discharged by it under this Agreement, at the time or times and in the manner specified.

                  Section 8.07 ERISA Information and Compliance. The Borrower will promptly furnish and will cause any ERISA Affiliate to promptly furnish to the Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other material report with respect to each Plan or any trust created thereunder, (ii) immediately upon a Responsible Officer becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

         Section 8.08 Year 2000 Compatibility. Each of the Borrower and Buckeye Partners shall take all action reasonably necessary, shall cause each Restricted Affiliate to take all action reasonably necessary, to assure that its computer based systems are able to operate and effectively process data, including dates, on and after January 1, 2000 or that sufficient back-up plans are in place that no such computer failure will materially and adversely affect the operations of the Borrower, Buckeye Partners or any Restricted Affiliate. Upon request of the Agent, each of the Borrower and Buckeye Partners shall, and shall cause each Restricted Affiliate to, promptly provide the Agent assurance reasonably acceptable to the Agent of the Borrower's, each Guarantor's and each Restricted Affiliate's Year 2000 compatibility.


                                   ARTICLE IX

                               Negative Covenants

         The Borrower and Buckeye Partners each covenant and agree that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder and the Guarantors under the Guaranty Agreements, without the prior written consent of the Required Lenders:

                  Section 9.01 Debt. None of the Borrower, any Guarantor or any Restricted Affiliate will incur, create, assume or permit to exist any Debt, except:

                  (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

                  (b) Debt of the Borrower existing on the Closing Date which is reflected in the Financial Statements or is disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof;

                  (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if material and greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

                  (d) Debt of the Borrower or Buckeye Partners requiring no principal payments (whether at stated maturity or by virtue of scheduled amortization, required prepayment or redemption) due until at least one year after the Revolving Credit Termination Date and issued under the Indenture or otherwise on terms and conditions (excluding interest rates) no less favorable to the Borrower or Buckeye Partners than this Agreement;

                  (e) Debt not otherwise permitted by this Section 9.01 which in the aggregate shall not exceed $15,000,000 outstanding at any one time;

                  (f) Debt of the Borrower under Hedging Agreements entered into as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's operations; and

                  (g) Debt as a result of (and to the extent permitted by) Sections 9.03(g), (h) and (i).

                  Section 9.02 Liens. None of the Borrower, any Guarantor or any Restricted Affiliate will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

                  (a) Liens securing the payment of any Indebtedness;

                  (b) Excepted Liens;

                  (c) Liens disclosed on Schedule 9.02; and

                  (d) Liens originally created to secure purchase money Debt permitted under Section 9.01(e), which in each case shall not exceed 100% of the lesser of the total purchase price and the fair market value of the Property acquired as determined at the time of acquisition; provided, that, (i) the Property to be purchased with the proceeds of such Debt shall be purchased not more than sixty (60) days prior to the date of the creation of such Lien and (ii) such Lien encumbers only the Property so acquired.

                  Section 9.03 Investments, Loans and Advances. None of the Borrower any Guarantor or any Restricted Affiliate will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

                  (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03;

                  (b) accounts receivable arising in the ordinary course of business;

                  (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

                  (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                  (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

                  (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

                  (g) investments, loans or advances made in or to the Borrower, Buckeye Partners, any Restricted Subsidiary, or any Restricted Affiliate that has executed a Guaranty Agreement;

                  (h) investments, loans or advances in or to any Person (other than the Borrower, Buckeye Partners, a Restricted Subsidiary or any Restricted Affiliate that has executed a Guaranty Agreement) not to exceed $50,000,000 in the aggregate at any time outstanding; and

                  (i) other investments, loans and advances in or to any Person not to exceed the amount of net proceeds received by Buckeye Partners from an equity offering occurring substantially concurrent therewith.

                  Section 9.04 Distributions and Redemptions. If a Default exists or would result therefrom, neither the Borrower nor Buckeye Partners will purchase, redeem or otherwise acquire for value any of its equity interests now or hereafter outstanding, return any capital or make any distribution of its assets to its equity owners.

                  Section 9.05 Sales and Leasebacks. Neither the Borrower nor Buckeye Partners will, and will not permit any Restricted Affiliate to, enter into any Sale-Leaseback Transaction, unless:

                  (a) such Sale-Leaseback Transaction occurs within one year after the later of (i) completion of the acquisition of the applicable Property by the Borrower, Buckeye Partners or such Restricted Affiliate or (ii) commencement of full operation with respect to such Property; or

                  (b) such Sale-Leaseback Transaction involves a lease for a term of not more than three years; or

                  (c) the net sale proceeds derived from the sale or transfer by the Borrower, Buckeye Partners or such Restricted Affiliate of the Property involved are used solely (i) to prepay or retire Funded Debt of the Borrower ranking pari passu with the Indebtedness or (ii) for capital improvements with respect to the pipeline systems of the Borrower or any Restricted Affiliate made in the ordinary course of business of the Borrower or such Restricted Affiliate; or

                  (d) the Sale-Leaseback Attributable Debt attributable to such Sale-Leaseback Transaction would be permitted under Section 9.01(e).

                  Section 9.06 Nature of Business. None of the Borrower, Buckeye Partners or any Restricted Affiliate will allow any material change to be made in the nature of its business as it exists on the Closing Date.

                  Section 9.07 Limitation on Leases. None of the Borrower, any Guarantor or any Restricted Affiliate will create, incur, assume or permit to exist any obligation by any of them for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower, the Guarantors and the Restricted Affiliates pursuant to all such leases or lease agreements to exceed $15,000,000 (on a consolidated basis) in any period of twelve consecutive calendar months during the life of such leases.

                  Section 9.08 Mergers, Etc. None of the Borrower, any Guarantor or any Restricted Affiliate will merge into or with or consolidate with any other Person unless such entity is the survivor, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person; provided, however, that any Restricted Affiliate may merge with or into the Borrower, any Guarantor or any other Restricted Affiliate, even if it is not the surviving entity of such merger.

                  Section 9.09 Proceeds of Notes; Letters of Credit. The Borrower will not permit the proceeds of the Notes or Letters of Credit to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

                  Section 9.10 ERISA Compliance. The Borrower will not at any time take any of the following actions that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect:

                  (a) Engage in, or permit any Subsidiary of the Borrower or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary of the

         Borrower or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

                  (b) Terminate, or permit any Subsidiary of the Borrower or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to the PBGC;

                  (c) Fail to make, or permit any Subsidiary of the Borrower or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary of the Borrower or any ERISA Affiliate is required to pay as contributions thereto;

                  (d) Permit to exist, or allow any Subsidiary of the Borrower or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

                  (e) Permit, or allow any Subsidiary of the Borrower or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

                  (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary of the Borrower or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

                  (g) Acquire, or permit any Subsidiary of the Borrower or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

                  (h) Incur, or permit any Subsidiary of the Borrower or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

                  (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary of the Borrower or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

                  (j) Amend or permit any Subsidiary of the Borrower or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

                  Section 9.11 Sale or Discount of Receivables. None of the Borrower, any Guarantor or any Restricted Affiliate will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

                  Section 9.12 Funded Debt Ratio. The Borrower will not permit the Funded Debt Ratio as of the end of any fiscal quarter to be greater than
4.75 to 1.00.

                  Section 9.13 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter (calculated quarterly at the end of each fiscal quarter) to be less than 1.25 to
1.00. For the purposes of this Section 9.13, "Fixed Charge Coverage Ratio" shall mean the ratio of (i) consolidated EBITDA of Buckeye Partners (excluding Unrestricted Subsidiaries and Affiliates of Buckeye Partners that are not Restricted Affiliates) for the four fiscal quarters ending on such date to (ii) the sum of (a) all payments of principal (including the principal component of any payments in respect of capital lease obligations) payable during the succeeding four quarters, plus (b) interest expense for the four fiscal quarters ended on such date, plus (c) capital expenditures for the four fiscal quarters ended on such date, in each case, without duplication, for Buckeye Partners on a consolidated basis (excluding Unrestricted Subsidiaries and Affiliates of Buckeye Partners that are not Restricted Affiliates).

                  Section 9.14 Sale of Properties. None of the Borrower, any Guarantor or any Restricted Affiliate will sell, assign, convey or otherwise transfer any Property or any interest in any Property, unless such Property is not material to the ability of the Borrower or any Restricted Affiliate to generate EBITDA.

                  Section 9.15 Environmental Matters. None of the Borrower, any Guarantor or any Restricted Affiliate will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

                  Section 9.16 Transactions with Affiliates. None of the Borrower, any Guarantor or any Restricted Affiliate will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided, however, that the foregoing shall not prohibit or prevent the Borrower, any Guarantor or any Restricted Affiliate from performing under any agreement in effect on the Closing Date.

                  Section 9.17 Partnership Agreements. Without the prior consent of the Required Lenders, which shall not be unreasonably withheld, the Borrower will not amend or permit to be amended in any material respect the Borrower Partnership Agreement. Without the prior consent of the Required Lenders, which shall not be unreasonably withheld, Buckeye Partners will not amend or permit to be amended in any material respect the Buckeye Partners Partnership Agreement.

                  Section 9.18 Senior Notes. Without the prior consent of the Required Lenders, which shall not be unreasonably withheld, the Borrower will not amend or permit to be amended in any material respect the Senior Notes or the Indenture, except that the Borrower may issue additional indebtedness under supplemental indentures issued under the Indenture if otherwise permitted hereunder and thereunder.

                                    ARTICLE X

                           Events of Default; Remedies

                  Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

                  (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any other Loan Document and such default, other than a default of a payment or prepayment of principal (which shall have no cure period) shall continue unremedied for a period of 3 Business Days; or

                  (b) the Borrower, any Guarantor or any Restricted Affiliate shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $5,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event (after the giving of notice or lapse of time or both, if applicable) is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

                  (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower, any Guarantor or any Person on behalf of any Restricted Affiliate, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or any other Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (d) the Borrower, Buckeye Partners or any Restricted Affiliate (despite the fact that such Restricted Affiliate is not a party to this Agreement) shall default in the performance of any of its obligations under Article IX; or the Borrower, Buckeye Partners or any Restricted Affiliate (despite the fact that such Restricted Affiliate is not a party to this Agreement) shall default in the performance of any of its obligations under
         Article VIII, any other Article of this Agreement (other than under Article IX) or any other Loan Document (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower and Buckeye Partners by the Agent or any Lender (through the Agent), or
         (ii) a Responsible Officer of the Borrower or Buckeye Partners otherwise obtaining actual knowledge of such default; or

                  (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment of all or substantially all of its assets for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect),
         (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or
         (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

                  (h) a judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) any Guaranty Agreement after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms, or the Borrower or any Guarantor shall so state in writing; or

                  (j) a Change of Control shall occur; or

                  (k) any Guarantor takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) or if any provision of any Guaranty Agreement related thereto shall for any reason cease to be valid and binding on the relevant Guarantor or if such Guarantor shall so state in writing; or

                  (l) any Restricted Affiliate takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e),
         (f), (g) or (h).

                  Section 10.02 Remedies.

                  (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in either of clauses
         (m) and (n) to the extent it relates to clauses (e), (f) or (g), the Agent, upon request of the Required Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in either of clauses (m) and (n) to the extent it relates to clauses (e), (f) or
         (g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the other Loan Documents; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI

                                    The Agent

                  Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, the Guarantors, BMC, any Restricted Affiliate or any other obligor or guarantor;
(iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent. The Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. The Documentation Agent shall have no duties or responsibilities hereunder.

                  Section 11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

                  Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

                  Section 11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, First Union (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. First Union (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and First Union and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT AND THE ISSUING BANK RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT OR THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS
SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT OR THE ISSUING BANK, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT.

                  Section 11.06 Non-Reliance on Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower, the Guarantors or BMC of this Agreement, the Notes, the other Loan Documents or any other document referred to or provided for herein or to inspect the properties or books of the Borrower, the Guarantors or BMC. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P.

is acting in this transaction as special counsel to the Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

                  Section 11.07 Action by Agent. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Required Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Required Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Required Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the other Loan Documents or applicable law.

                  Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.


                                   ARTICLE XII

                                  Miscellaneous

                  Section 12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  Section 12.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents, except that for notices and other communications to the Agent other than payment of money, the Borrower need only send such notices and communications to the Agent care of the Houston address of FUCM; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, four (4) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

                  Section 12.03 Payment of Expenses, Indemnities, etc.

                  (a) The Borrower agrees:

                  (i) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Agent and any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of the Borrower or the Guarantors under this Agreement or any other Loan Document, including without limitation, all costs and expenses of foreclosure;

                  (ii) TO INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF

         ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS BY BUCKEYE PARTNERS OR THE BORROWER,
         (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER, ANY GUARANTOR AND THE RESTRICTED AFFILIATES, (IV) THE FAILURE OF THE BORROWER, ANY GUARANTOR OR ANY RESTRICTED AFFILIATE TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER OR THE GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, OR (VIII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (IX) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE LOAN DOCUMENTS OR (VIII) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

                  (iii) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER, ANY GUARANTOR OR ANY RESTRICTED AFFILIATE OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF SUCH PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY RESTRICTED AFFILIATE WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER, ANY GUARANTOR OR ANY RESTRICTED AFFILIATE,
         (III) DUE TO PAST OWNERSHIP BY THE BORROWER, ANY GUARANTOR OR ANY RESTRICTED AFFILIATE OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER, ANY GUARANTOR OR ANY RESTRICTED AFFILIATE, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(A)(III) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY

         FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

                  (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

                  (c) In the case of any indemnification hereunder, the Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

                  (d) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

                  (e) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

                  (f) The Borrower shall pay any amounts due under this Section
         12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

                  Section 12.04 Amendments, Etc. Any provision of this Agreement or any other Loan Document may be amended, modified or waived with the Borrower's and the Required Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the final maturity of the Loans, increases the Aggregate Revolving Credit Commitments, forgives the principal amount of any Indebtedness outstanding under this Agreement, releases any guarantor of the Indebtedness, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects this Section 12.04 or
Section 12.06(a) or modifies the definition of "Required Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Revolving Credit Commitment of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

                  Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  Section 12.06 Assignments and Participations.

                  (a) The Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Agent.

                  (b) Any Lender may upon the written consent of the Agent (which consent will not be unreasonably withheld) and, if no Event of Default has occurred and is continuing, the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit D (an "Assignment"); provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 or such lesser amount to which the Borrower has consented, (ii) the assignee or assignor shall pay to the Agent a processing and recordation fee of $3,500 for each assignment and (iii) any assignment to an Affiliate of such Lender will not require the consent of the Agent or the Borrower. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear and the assigning Lender shall return to the Borrower the replaced Note. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Loan Documents. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this
         Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

                  (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Indebtedness or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

                  (d) The Lenders may furnish any information concerning the Borrower, the Guarantors and the Restricted Affiliates in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of
         Section 12.15.

                  (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge its Note to any Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

                  (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

                  Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Loan Document.

                  Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

                  Section 12.10 Survival. The obligations of the parties under
Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

                  Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  Section 12.13 GOVERNING LAW; SUBMISSION TO JURISDICTION.

                  (a) THIS AGREEMENT AND THE NOTES (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, BUCKEYE PARTNERS, THE AGENT AND EACH LENDER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWER, BUCKEYE PARTNERS, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE PARTIES FROM OBTAINING JURISDICTION OVER OTHER PARTIES IN ANY COURT OTHERWISE HAVING JURISDICTION.

                  (c) EACH OF THE BORROWER AND BUCKEYE PARTNERS HEREBY IRREVOCABLY DESIGNATES CT CORPORATION LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS THE DESIGNEE, APPOINTEE AND AGENT OF ITSELF TO RECEIVE, FOR AND ON BEHALF OF ITSELF, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDER STOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO EACH OF THE BORROWER AND BUCKEYE PARTNERS AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF ANY OF THE BORROWER AND BUCKEYE PARTNERS TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH OF THE BORROWER AND BUCKEYE PARTNERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

                  (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

                  (e) THE BORROWER, BUCKEYE PARTNERS, AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

                  Section 12.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14.

                  Section 12.15 Confidentiality. In the event that the Borrower or any Guarantor provides to the Agent or the Lenders written confidential information belonging to the Borrower or such Guarantor, if the Borrower or such Guarantor shall denominate such information in writing as "confidential", the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower and such Guarantor, (iii) are previously known by the Agent or the Lenders from some source other than the Borrower or such Guarantor, (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's or such Guarantor's information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower or such Guarantor with respect to such information or through any other means other than through disclosure by the Borrower or such Guarantor, (vi) are disclosed with the Borrower's or the Guarantor's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, except where prohibited by applicable law, the Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any other Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower and the Guarantors request in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. Each of the Borrower and the Guarantors waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

                  Section 12.16 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."


                          [Signatures Begin Next Page]

                  The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                          BUCKEYE PIPE LINE COMPANY, L.P.

                                   By: Buckeye Pipe Line Company, its general
                                       partner


                                       By:   /s/ Steven C. Ramsey
                                          -------------------------------------
                                       Name: Steven C. Ramsey
                                       Title: Senior Vice President, Finance


                                   Address for Notices:

                                   3900 Hamilton Boulevard
                                   Allentown, Pennsylvania  18103
                                   Telecopier No.: 610/770-4581
                                   Telephone No.: 610/770-4000
                                   Attention: Senior Vice President, Finance


GUARANTOR:                         BUCKEYE PARTNERS, L.P.

                                   By: Buckeye Management Company, its general
                                       partner


                                       By:   /s/ Steven C. Ramsey
                                          -------------------------------------
                                       Name: Steven C. Ramsey
                                       Title: Senior Vice President, Finance


                                   Address for Notices:

                                   3900 Hamilton Boulevard
                                   Allentown, Pennsylvania  18103
                                   Telecopier No.: 610/770-4581
                                   Telephone No.: 610/770-4000
                                   Attention: Senior Vice President, Finance



                               Signature Page - 1

LENDER AND AGENT:                       FIRST UNION NATIONAL BANK



                                        By:  /s/ Robert R. Wetteroff
                                           ------------------------------------
                                        Name: Robert R. Wetteroff
                                        Title: Senior Vice President


                                        Lending Office for Base Rate Loans and
                                        LIBOR Loans:

                                        301 South College Street, TW-10
                                        Charlotte, North Carolina  28288-0608

                                        Telecopier No.: 704/383-0288
                                        Telephone No.: 704/383-0281
                                        Attention: Syndication Agency Services


                                        Address for Notices:

                                        First Union Capital Markets
                                        First City Tower, Suite 2255
                                        1001 Fannin
                                        Houston, Texas  77002

                                        Telecopier No.: 713/650-6354
                                        Telephone No.: 713/650-3619
                                        Attention: Russell Clingman



                               Signature Page - 2

LENDERS:                                THE FIRST NATIONAL BANK OF
                                        CHICAGO



                                        By:   /s/ T. Thomas Cheng
                                           ------------------------------------
                                        Name: T. Thomas Cheng
                                        Title: First Vice President


                                        Lending Office for Base Rate Loans and
                                        Eurodollar Loans:

                                        The First National Bank of Chicago
                                        One First National Plaza, Suite 0634
                                        Chicago, Illinois  60670


                                        Address for Notices:

                                        The First National Bank of Chicago
                                        One First National Plaza, Suite 0634
                                        Chicago, Illinois  60670
                                        Telecopier No.: 312/732-4840
                                        Telephone No.: 312/732-8573
                                        Attention: Hien Le



                               Signature Page - 3

                                        SUNTRUST BANK, ATLANTA



                                        By:  /s/ W. David Wisdom
                                           ------------------------------------
                                        Name: W. David Wisdom
                                        Title: Group Vice President


                                        By:  /s/ Laura G. Harrison
                                           ------------------------------------
                                        Name: Laura G. Harrison
                                        Title: Assistant Vice President


                                        Lending Office for Base Rate Loans and
                                        Eurodollar Loans:

                                        SunTrust Bank, Atlanta
                                        25 Park Place, 21st Floor, center 122
                                        Atlanta, Georgia  30303


                                        Address for Notices:

                                        SunTrust Bank, Atlanta
                                        711 Fifth Avenue, 16th Floor
                                        New York, New York  10022
                                        Telecopier No.: 212/371-9386
                                        Telephone No.: 212/583-2602
                                        Attention: Lara McGinty, Associate



                               Signature Page - 4

                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION



                                    By:  /s/ Daryl G. Patterson
                                       ------------------------------------
                                    Name: Daryl G. Patterson
                                    Title: Vice President


                                    Lending Office for Base Rate Loans and
                                    Eurodollar Loans:

                                    Bank of America National Trust and Savings
                                    Association
                                    1850 Gateway Blvd.
                                    Concord, California  94520


                                    Address for Notices:

                                    Bank of America National Trust and Savings
                                    Association
                                    1850 Gateway Blvd.
                                    Concord, California  94520
                                    Telecopier No.: 925/675-7531
                                    Telephone No.: 925-675-7759
                                    Attention: Daryl G. Patterson

                                    With copy to:

                                    Pamela K. Rodgers
                                    Bank of America National Trust and Savings
                                    Association
                                    333 Clay Street, Suite 4550
                                    Houston, Texas  77002
                                    Telecopier No.: 713/651-4808
                                    Telephone No.: 713/651-4880



                               Signature Page - 5

                                     ANNEX I

                          LIST OF PERCENTAGE SHARES AND
                          REVOLVING CREDIT COMMITMENTS


--------------------------------------------------------------------------------
       Name of Lender         Percentage Share      Revolving Credit Commitments
--------------------------------------------------------------------------------
First Union National Bank             30%                    $30,000,000
--------------------------------------------------------------------------------
The First National Bank of            25%                    $25,000,000
Chicago
--------------------------------------------------------------------------------
Bank of America National             22.5%                   $22,500,000
Trust and Savings
Association
--------------------------------------------------------------------------------
SunTrust Bank, Atlanta               22.5%                   $22,500,000
--------------------------------------------------------------------------------
         TOTAL                       100%                    $100,000,000
--------------------------------------------------------------------------------



                                   Annex I-1

                                   EXHIBIT A-1

                          FORM OF REVOLVING CREDIT NOTE


$_____________________________                        ___________________, 1998


         FOR VALUE RECEIVED, BUCKEYE PIPE LINE COMPANY, L.P., a Delaware limited partnership (the "Borrower") hereby promises to pay to the order of ______________________________ (the "Lender"), at the Principal Office of First Union National Bank (the "Agent"), at 301 South College Street, Charlotte, North Carolina 28288, the principal sum of _____________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this [Revolving Credit] Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

         This Revolving Credit Note is one of the Notes referred to in the Credit Agreement dated as of December ____, 1998 among the Borrower, Buckeye Partners, L.P., the Lenders which are or become parties thereto (including the Lender) and the Agent (as the same may be amended or supplemented from time to time, the "Credit Agreement"), and evidences Loans made by the Lender thereunder. Capitalized terms used in this Revolving Credit Note have the respective meanings assigned to them in the Credit Agreement.

         This Revolving Credit Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Revolving Credit Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Revolving Credit Note.


                                  Exhibit A-1-1

         THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                 BUCKEYE PIPE LINE COMPANY, L.P.

                                 By:   Buckeye Pipe Line Company, its
                                       general partner


                                       By:___________________________________
                                       Name:
                                       Title:






                                  Exhibit A-1-2

                                   EXHIBIT A-2

                             FORM OF SWING LINE NOTE


$5,000,000                                           ___________________, 1998

         FOR VALUE RECEIVED, BUCKEYE PIPE LINE COMPANY, L.P., a Delaware limited partnership (the "Borrower") hereby promises to pay to the order of FIRST UNION NATIONAL BANK (the "Swing Line Lender"), at its Principal Office at 301 South College Street, Charlotte, North Carolina 28288, the principal sum of FIVE MILLION DOLLARS ($5,000,000) or, if less, the outstanding principal amount advanced under this Swing Line Note, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swing Line Loan, at such office, in like money and funds, for the period commencing on the date of such Swing Line Loan until such Swing Line Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date, amount, interest rate and maturity of each Swing Line Loan made by the Swing Line Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Swing Line Lender on its books and, prior to any transfer of this Swing Line Note, may be endorsed by the Swing Line Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Swing Line Lender.

         This Swing Line Note is one of the Notes referred to in the Credit Agreement dated as of December __, 1998 among the Borrower, Buckeye Partners, L.P., the Lenders which are or become parties thereto (including the Swing Line Lender) and the Agent, and evidences Swing Line Loans made by the Swing Line Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this Swing Line Note have the respective meanings assigned to them in the Credit Agreement.

         This Swing Line Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Swing Line Note upon the occurrence of certain events, for prepayments of Swing Line Loans upon the terms and conditions specified therein and other provisions relevant to this Swing Line Note.




                                  Exhibit A-2-1

         THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 BUCKEYE PIPE LINE COMPANY, L.P.

                                 By:   Buckeye Pipe Line Company, its
                                       general partner


                                       By:___________________________________
                                       Name:
                                       Title:



                                  Exhibit A-2-2

                                    EXHIBIT B

             FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST


                          _____________________, 199__

         BUCKEYE PIPE LINE COMPANY, L.P., a Delaware limited partnership (the "Borrower"), pursuant to the Credit Agreement dated as of December ____, 1998 among the Borrower, Buckeye Partners, L.P., First Union National Bank, as Agent for the lenders (the "Lenders") which are or become parties thereto, and such Lenders (together with all amendments or supplements thereto, the "Credit Agreement"), hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

[ ]  1.   Revolving Credit Loans:

     (a) Aggregate amount of new Revolving Credit Loans to be $_____________________;

     (b)  Requested funding date is _________________, 199__;

     (c)  $_____________________ of such borrowings are to be Eurodollar Loans;

          $_____________________ of such borrowings are to be Base Rate Loans;
          and

     (d)  Length of Interest Period for Eurodollar Loans is:

          -------------------------.


[ ]  2.   Swing Line Loans:

     (a)  Aggregate amount of new Swing Line Loans to be $___________________;
          and

     (b)  Requested funding date is _________________, 199__;


[ ]  3.   Eurodollar Loan Continuation for Eurodollar Loans maturing on
          ________________:

     (a)  Aggregate amount to be continued as Eurodollar Loans is $___________;

     (b)  Aggregate amount to be converted to Base Rate Loans is $____________;


                                   Exhibit B-1

     (c)  Length of Interest Period for continued Eurodollar Loans is
          _____________________.

     4.   Conversion of Outstanding Base Rate Loans to Eurodollar Loans:

          Convert $__________________ of the outstanding Base Rate Loans to Eurodollar Loans on ____________________ with an Interest Period of ____________________.

     5.   Conversion of outstanding Eurodollar Loans to Base Rate Loans:

          Convert $__________________ of the outstanding Eurodollar Loans with Interest Period maturing on ______________________, 199_, to Base Rate Loans.

         The undersigned certifies that he is the _____________________ of the general partner of Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

                                 BUCKEYE PIPE LINE COMPANY, L.P.

                                 By:   Buckeye Pipe Line Company, its
                                       general partner


                                       By:___________________________________
                                       Name:
                                       Title:




                                   Exhibit B-2

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE


         The undersigned each hereby respectively certify that it is the general partner of BUCKEYE PIPE LINE COMPANY, L.P., a Delaware limited partnership (the "Borrower") and that as such it is authorized to execute this certificate on behalf of the Borrower and it is the general partner of BUCKEYE PARTNERS, L.P., a Delaware limited partnership (the "Buckeye Partners") and that as such it is authorized to execute this certificate on behalf of Buckeye Partners. With reference to the Credit Agreement dated as of December ____, 1998 among the Borrower, Buckeye Partners, L.P., First Union National Bank, as Agent for the lenders (the "Lenders") which are or become a party thereto, and such Lenders (together with all amendments or supplements thereto being the "Credit Agreement"), the undersigned, on behalf of the Borrower and Buckeye Partners, respectively, represent and warrant as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

                  (a) The representations and warranties of the Borrower and Buckeye Partners contained in Article VII of the Credit Agreement and in the other Loan Documents and otherwise made in writing by or on behalf of the Borrower and Buckeye Partners pursuant to the Credit Agreement and the other Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Credit Agreement.

                  (b) Each of the Borrower and Buckeye Partners has performed and complied with all agreements and conditions contained in the Credit Agreement and in the other Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof.

                  (c) None of the Borrower, Buckeye Partners or any Restricted Subsidiary of the Borrower or Buckeye Partners has incurred any material liabilities, direct or contingent, since [date of last audited financial statements delivered] except those set forth in Schedule 9.01 to the Credit Agreement and except those not prohibited by the terms of the Credit Agreement or consented to by the Lenders in writing.

                  (d) Since [date of last audited financial statements delivered], no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower, Buckeye Partners or any Subsidiary of the Borrower or Buckeye Partners which would have a Material Adverse Effect.

                  (e) There exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Credit Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit



                                   Exhibit C-1
         agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower, Buckeye Partners or any Subsidiary of the Borrower or Buckeye Partners, or under any material agreement or instrument to which the Borrower, Buckeye Partners or any Subsidiary of the Borrower or Buckeye Partners is a party or by which the Borrower, Buckeye Partners or any Subsidiary of the Borrower or Buckeye Partners is bound.

                  (f) The financial statements furnished to the Agent with this certificate fairly present the consolidated financial condition and results of operations of Buckeye Partners and its Consolidated Subsidiaries as at the end of, and for, the [fiscal quarter] [fiscal year] ending _________________________ and such financial statements have been prepared in accordance with the accounting requirements specified in the Credit Agreement.

                  (g) Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Sections 9.12 and
         9.13 of the Credit Agreement as of the end of the [fiscal quarter] [fiscal year] ending ____________________.

         The officers signing this Certificate on behalf of the general partners of the Borrower and Buckeye Partners each hereby certify that they hold the officer set forth under their signature and are authorized to execute this Certificate on behalf of such general partner.

         EXECUTED AND DELIVERED this ____ day of ______________.

                                 BUCKEYE PIPE LINE COMPANY, L.P.

                                 By:   Buckeye Pipe Line Company, its
                                       general partner


                                       By:___________________________________
                                       Name:
                                       Title:


                                 BUCKEYE PARTNERS, L.P.

                                 By: Buckeye Management Company, its general partner


                                        By:__________________________________
                                        Name:
                                        Title:


                                   Exhibit C-2

                                    EXHIBIT D

                          FORM OF ASSIGNMENT AGREEMENT

         ASSIGNMENT AGREEMENT ("Agreement") dated as of ________________, 199___ between: _________________________________ (the "Assignor") and
__________________________  (the "Assignee").

                                    RECITALS

         A. The Assignor is a party to the Credit Agreement dated as of November ____, 1998 (as amended and supplemented and in effect from time to time, the "Credit Agreement") among Buckeye Pipe Line Company, L.P., a ___________ limited partnership (the "Borrower"), Buckeye Partners, L.P., Buckeye Management Company, each of the lenders that is or becomes a party thereto as provided in
Section 12.06 of the Credit Agreement (individually, together with its successors and assigns, a "Lender", and collectively, together with their successors and assigns, the "Lenders"), and First Union National Bank, in its individual capacity, ("First Union") and as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

         B. The Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, [all][a portion] of the Assignor's [Revolving] Credit Commitment, outstanding Loans and its Percentage Share of the outstanding LC Exposure, all on the terms and conditions of this Agreement.

         C. In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                  Definitions.

         Section 1.01 Definitions. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

         Section 1.02 Other Definitions. As used herein, the following terms have the following respective meanings:

                  "Assigned Interest" shall mean all of Assignor's (in its capacity as a "Lender") rights and obligations (i) under the Credit Agreement and the other Loan Documents in respect of the Revolving Credit Commitment of the Assignor in the principal amount equal to $____________________, including, without limitation, any obligation to participate pro rata in any LC Exposure, and (ii) to make Loans under the Revolving Credit Commitment and any right to receive payments for the Loans outstanding under the Revolving Credit



                                   Exhibit D-1

         Commitment assigned hereby of $____________ (the "Loan Balance"), plus the interest and fees which will accrue from and after the Assignment Date.

                  "Assignment Date" shall mean _____________________, 199___.


                                   ARTICLE II

                              Sale and Assignment.

         Section 2.01 Sale and Assignment. On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

         Section 2.02 Assumption of Obligations. The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Borrower) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignor shall be released from the Assignor's obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor's rights, powers and privileges under the Credit Agreement and the other Loan Documents in respect of the Assigned Interest.

         Section 2.03 Consent by Agent. By executing this Agreement as provided below, in accordance with Section 12.06(b) of the Credit Agreement, the Agent hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.


                                   ARTICLE III

                                    Payments.

         Section 3.01 Payments. As consideration for the sale, assignment and transfer contemplated by Section 2.01 hereof, the Assignee shall, on the Assignment Date, assume Assignor's obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the Loan Balance, if any. An amount equal to all accrued and unpaid interest and fees shall be paid to the Assignor as provided in Section 3.02 (iii) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.

         Section 3.02 Allocation of Payments. The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of


                                   Exhibit D-2
principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) the Agent is authorized and instructed to allocate payments received by it for account of the Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

         Section 3.03 Delivery of Notes. Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.01 hereof, the Assignor shall, in the manner contemplated by Section 12.06(b) of the Credit Agreement, (i) deliver to the Agent (or its counsel) the Note held by the Assignor and (ii) notify the Agent to request that the Borrower execute and deliver new Notes to the Assignor, if Assignor continues to be a Lender, and the Assignee, dated the date of this Agreement in the principal amount equal to the Revolving Credit Commitment of the Assignor (if appropriate) and the Assignee after giving effect to the sale, assignment and transfer contemplated hereby.

         Section 3.04 Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.


                                   ARTICLE IV

                              Conditions Precedent.

         Section 4.01 Conditions Precedent. The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

                  (a) the execution and delivery of this Agreement by the Assignor and the Assignee;

                  (b) the receipt by the Assignor of the payment required to be made by the Assignee under Section 3.01 hereof; and

                  (c) the acknowledgment and consent by the Agent contemplated by Section 2.03 hereof.



                                   Exhibit D-3

                                    ARTICLE V

                         Representations and Warranties.

         Section 5.01 Representations and Warranties of the Assignor. The Assignor represents and warrants to the Assignee as follows:

                  (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                  (b) the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

                  (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

                  (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

                  (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever; and

                  (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignor.

         Section 5.02 Disclaimer. Except as expressly provided in Section 5.01 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Credit Agreement or in any certificate or other document referred to or provided for in, or received by any Lender under, the Credit Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of the Credit Agreement, the Notes or any other document referred to or provided for therein or for any failure by the Borrower or any other Person (other than Assignor) to perform any of its obligations thereunder prior or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower or the Subsidiaries [or any other obligor or guarantor], or any other matter relating to the Credit Agreement or any other Loan Document or any extension of credit thereunder.

         Section 5.03 Representations and Warranties of the Assignee. The Assignee represents and warrants to the Assignor as follows:


                                   Exhibit D-4

                  (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                  (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

                  (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

                  (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

                  (e) the Assignee has fully reviewed the terms of the Credit Agreement and the other Loan Documents and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

                  (f) the Assignee hereby affirms that the representations contained in Section 4.06(d)[(i)][ii)] of the Credit Agreement are true and accurate as to it [IF (ii) IS SELECTED ADD: and, the Assignee has contemporaneously herewith delivered to the Agent and the Borrower such certifications as are required thereby to avoid the withholding taxes referred to in Section 4.06]; and

                  (g) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignee.


                                   ARTICLE VI

                                 Miscellaneous.

         Section 6.01 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

         Section 6.02 Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Agent.


                                   Exhibit D-5

         Section 6.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Agent and the Borrower, and the Assignee agrees that the Agent and the Borrower are entitled to rely upon such representations and warranties.

         Section 6.04 Assignments. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.

         Section 6.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 6.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 6.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

         Section 6.08 Expenses. To the extent not paid by the Borrower pursuant to the terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

         Section 6.09 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

                                          ASSIGNOR:

                                          ________________________________


                                          By:_____________________________
                                          Name:
                                          Title:


                                   Exhibit D-6

                                           Address for Notices:

                                           _______________________________
                                           _______________________________
                                           _______________________________




                                           Telecopier No.:________________
                                           Telephone No.: ________________
                                           Attention: ____________________



                                   Exhibit D-7

                                          ASSIGNEE:

                                          ________________________________


                                          By:_____________________________
                                          Name:
                                          Title:

                                           Address for Notices:

                                           _______________________________
                                           _______________________________
                                           _______________________________




                                           Telecopier No.:________________
                                           Telephone No.: ________________
                                           Attention: ____________________


ACKNOWLEDGED AND CONSENTED TO:

_____________________________,
as Agent



By:___________________________
Name:
Title:

                                   Exhibit D-8

                                    EXHIBIT E

                            UNRESTRICTED SUBSIDIARIES
                         DESIGNATED ON THE CLOSING DATE













                                   Exhibit E-1